UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2017

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada  M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01              Completion of Acquisition of Disposition of Assets.

As previously disclosed in its Current Report on Form 8-K/A filed on September 1, 2017, McEwen Mining Inc. (the “Company”) entered into an asset purchase agreement dated August 25, 2017 (“Agreement”) with Primero Mining Corp. (“Primero”), a British Columbia corporation.  On October 6, 2017, the Company completed the acquisition of the assets from Primero.

The assets acquired by the Company from Primero (collectively, the “Assets”) include the Black Fox Complex, an operating underground precious metal mine, associated mining claims and equipment located in the Township of Black River-Matheson, Ontario, Canada, and the Grey Fox and Froome projects, exploration properties located near the Black Fox Complex.  All of the Black Fox Complex, the Grey Fox and Froome projects are located in the historic Timmins mining district in Ontario where the Company already owned a number of exploration properties.  The purchase price paid by the Company for the Assets was $27.5 million, including replacement of certain cash collateral securing reclamation obligations, and the assumption of certain liabilities, including accounts payable and environmental liabilities.

The foregoing description of the Agreement and the transactions contemplated by the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement.

Item 7.01              Regulation FD Disclosure.

On October 6, 2017, McEwen Mining Inc. issued a press release announcing the completion of the acquisition. A copy of the press release is attached to this report as Exhibit 99.1.  The press release includes a link to a slide presentation in the Company’s website, which presentation accompanied the investor presentation referenced in the press release and which provides information regarding the Black Fox acquisition and other information about the Company.

The information furnished under this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01              Financial Statements and Exhibits.

(a)                   Financial Statements of Businesses Acquired

If financial statements are required by Item 9.01(a) of Form 8-K, the Company will amend this Current Report on Form 8-K to include the financial statements required under Item 9.01(a) not later than December 20, 2017.

(b)                   Pro Forma Financial Information

If pro forma financial information is required by Item 9.01(b) of Form 8-K, the Company will amend this Current Report on Form 8-K to include the pro forma financial information required under Item 9.01(b) not later than December 20, 2017.

(d)                   Exhibits. The following exhibits are filed or furnished with this report:

2.1                                                       Asset Purchase Agreement Between McEwen Mining Inc. and Primero Mining Corp. dated August 25, 2017 (incorporated by reference from the Company’s Current Report on Form 8-K/A, filed on September 1, 2017, Exhibit 2.1, File No. 001-33190).

99.1                Press release dated October 6, 2017

Cautionary Statement

With the exception of historical matters, the matters discussed in the press release include forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein. Such forward-looking statements include, among others, statements regarding future exploration, development, construction and production activities. Factors that could cause actual results to differ materially from projections or estimates include, among others, metal prices, economic and market conditions, operating costs, receipt of permits, receipt of working capital and future drilling results, as well as other factors described in our Annual Report on Form 10-K for the year ended December 31, 2016, and other filings with the United States Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made in the press release, whether as a result of new information, future events, or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: October 6, 2017	By:	/s/ Carmen Diges
Carmen Diges, General Counsel

Exhibit Index

The following is a list of the Exhibits filed or furnished herewith:

Exhibit Number	Description of Exhibit
2.1

Asset Purchase Agreement Between McEwen Mining Inc. and Primero Mining Corp. dated August 25, 2017 (incorporated by reference from the Company’s Current Report on Form 8-K/A, filed on September 1, 2017, Exhibit 2.1, File No. 001-33190).

99.1	Press release, dated October 6, 2017